October 18, 1995

                     RV OFFICER INCENTIVE COMPENSATION PLAN

                                    GROUP I
                            FISCAL PERIOD 1995-1996

                           WINNEBAGO INDUSTRIES, INC.
                               FOREST CITY, IOWA

PURPOSE

The purpose of this plan is to provide greater incentive to employees in officer positions, who contribute to the success of the Company, by enabling them to participate in that success, and to aid in attracting and retaining employees who will contribute to the progress and profitability of the Company.

It is the purpose of this plan to attract, obtain, develop, motivate, and retain capable officer personnel, stimulate constructive and imaginative thinking, and otherwise contribute to the growth and profits of the corporation.

ADMINISTRATION

The plan prior to each new fiscal year must meet the approval of the Human Resource Committee of the Board of Directors. The Human Resource Committee may establish such rules and regulations as it deems necessary for proper administration of this plan and may amend or revoke any rule or regulation so established.

PARTICIPANTS

Recommendation of a participant must be made by the President of Winnebago Industries, Inc.

MINIMUM QUALIFICATIONS REQUIRED OF PARTICIPANTS:

1. Participant must be an officer with specific responsibilities which can impact the corporation.

2. Participants must be employed for the entire fiscal year to be eligible for the bonus and in addition, participant must be employed at the time the bonus is paid except as waived by the Human Resource Committee.

NATURE OF THE PLAN

The incentive award is based on the performance of the CORPORATION.

This is a bonus based upon the Company's attainment of a predetermined profit goal for the fiscal quarter. The profit goal is to be recommended by the Human Resource Committee and approved by the Board of Directors each quarter at the beginning of the fiscal quarter.

The profit goal, for purposes of this plan, will be the "Incentive Compensation Profit" which shall mean the combined gross income from the operation of the Company less the combined expenses, deductions and credits of the Company attributable to such operations. In computing the incentive compensation profit, no deduction shall be taken or allowance made for federal or state income taxes, or any expenses associated with retirement plans or incentive compensation plans. Incentive awards are determined in proportion to the actual operating profit generated for the quarter in relation to the profit goal that was set. If the operating profit achieved is less than 80 percent of goal set, no bonus is paid and the maximum bonus paid at 120 percent of the profit goal.


METHOD OF PAYMENT

The quarterly amount of a participant's incentive compensation for the quarter shall be the percentage of the total amount of base salary received by the individual the fiscal quarter when he was a participant in the plan. 60% of the quarterly amount of the earned bonus will be paid within 45 days after the close of the fiscal quarter and the remainder of the bonus due will be paid after the books have been audited at the end of the fiscal year providing the Company has made its objective in each quarter. Bonuses will be paid as follows:

               NUMBER OF QUARTERS                   AMOUNT OF THE BONUS
               OBJECTIVE WAS MADE                   HOLDBACK TO BE PAID

                       1                                    25%
                       2                                    50%
                       3                                    75%
                       4                                   100%

The attached quarterly bonus formula developed for the Officers Group I of Winnebago Industries provides a 40 percent bonus calculation for a 100 percent achievement of operating profit.

A participant who leaves the Company for any reason will forfeit all rights to incentive payments that particular fiscal quarter and fiscal year.

Approved By:




Fred Dohrmann                                        Dated
President & C.E.O.




Frederick M. Zimmerman                               Dated
Chairperson, Human Resource Committee
of the Winnebago Board of Directors



                          INCENTIVE COMPENSATION PLAN
                            QUARTERLY BONUS FORMULA
                                1995-1996 FISCAL

   PERCENT OF                  BONUS %                   PERCENT OF                       BONUS %
OPERATING PROFIT   OFFICER   EXECUTIVE   MANAGEMENT    OPERATING PROFIT    OFFICER      EXECUTIVE      MANAGEMENT

    80.0             10         7.50         5.0            100.0             40           30.00          20.0
    80.7             11         8.25         5.5            100.7             41           30.75          20.5
    81.3             12         9.00         6.0            101.3             42           31.50          21.0
    82.0             13         9.75         6.5            102.0             43           32.25          21.5
    82.7             14        10.50         7.0            102.7             44           33.00          22.0
    83.3             15        11.25         7.5            103.3             45           33.75          22.5
    84.0             16        12.00         8.0            104.0             46           34.50          23.0
    84.7             17        12.75         8.5            104.7             47           35.25          23.5
    85.3             18        13.50         9.0            105.3             48           36.00          24.0
    86.0             19        14.25         9.5            106.0             49           36.75          24.5
    86.7             20        15.00        10.0            106.7             50           37.50          25.0
    87.3             21        15.75        10.5            107.3             51           38.25          25.5
    88.0             22        16.50        11.0            108.0             52           39.00          26.0
    88.7             23        17.25        11.5            108.7             53           39.75          26.0
    89.3             24        18.00        12.0            109.3             54           40.50          27.0
    90.0             25        18.75        12.5            110.0             55           41.25          27.5
    90.7             26        19.50        13.0            110.7             56           42.00          28.0
    91.3             27        20.25        13.5            111.3             57           42.75          28.5
    92.0             28        21.00        14.0            112.0             58           43.50          29.0
    92.7             29        21.75        14.5            112.7             59           44.25          29.5
    93.3             30        22.50        15.0            113.3             60           45.00          30.0
    94.0             31        23.25        15.5            114.0             61           45.75          30.5
    94.7             32        24.00        16.0            114.7             62           46.50          31.0
    95.3             33        24.75        16.5            115.3             63           47.25          31.5
    96.0             34        25.50        17.0            116.0             64           48.00          32.0
    96.7             35        26.25        17.5            116.7             65           48.75          32.5
    97.3             36        27.00        18.0            117.3             66           49.50          33.0
    98.0             37        27.75        18.5            118.0             67           50.25          33.5
    98.7             38        28.50        19.0            118.7             68           51.00          34.0
    99.3             39        29.25        19.5            119.3             69           51.75          34.5
                                                            120.0             70           52.50          35.0